EXHIBIT 10.16


                        AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement ("Agreement"), dated March 19, 2004, amends and supersedes the Letter Agreement dated January 30, 2004, by and between Cytomedix, Inc. (the "Company") and Burnham Hill Partners ("BHP").

I.      Services to Be Rendered

BHP shall act as the Company's placement agent in connection with the private placement of $2.8 million of Series C Convertible Preferred Stock ("Series C Stock") and warrants (the "Financing"). Of the total amount of securities offered and sold in the Financing, $1.5 million shall be offered and sold to Ritchie Capital Management ("Ritchie") or an entity "affiliated" with Ritchie (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Exchange Act")). The remaining $1.3 million shall be offered and sold only to individual "accredited" investors (as defined in Rule 501 under the Exchange Act) who are natural persons with high net worth. The Financing will involve a transaction or transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with the applicable laws and regulations of any jurisdiction in which the securities offered in the Financing are offered or sold.

In connection with this Agreement, BHP will advise the Company as to the specific terms of the securities to be offered in the Financing, consult with the Company as to potential purchasers of the securities to be offered in the Financing, assist in the preparation and distribution of appropriate offering materials to be used in connection with the Financing, and arrange the Financing at a price and on terms acceptable to the Company. BHP shall not have the power or authority to bind the Company to any sale of the securities offered in the Financing. Only the Company shall have the authority to approve any sale or transfer of any security to be offered in the Financing.

BHP shall be permitted to engage the services of one or more sub-placement agents, subject to the Company's approval and consent to the sub-placement agent(s) selected by BHP.

The rights, duties and obligations of BHP as contained in this Agreement shall be limited only to the Financing as described above. BHP shall have no rights, duties or obligations with respect to any other offering of the Company's securities, including, specifically, (i) any exchange of Series C Stock for the Company's existing preferred stock, or (ii) any offering of the Company's common stock and/or rights to purchase the Company's common stock.

II. Compensation and Expense  Reimbursement

The Company shall pay to BHP a cash fee equal to ten percent (10%) of the gross proceeds received by the Company in connection with the Financing.

BHP or its assigns shall receive Placement Agent Warrants representing the right to purchase that number of shares of the Company's common stock equal to ten percent (10%) of the common shares underlying the aggregate number of Series C Stock sold as a result of BHP's services as placement agent hereunder. The Placement Agent Warrants shall be exercisable at the conversion price of the Series C Stock and shall expire five (5) years from the issuance date. The common stock to be issued upon exercise of the Placement Agent Warrants shall have standard piggyback registration rights, a cashless exercise provision, shall be non-redeemable and shall be included in the registration statement covering the common stock to be issued upon conversion of the Series C Stock to be issued in the Financing.

The Company shall provide to BHP periodic reimbursement of all out-of-pocket expenses, which amount shall not exceed $10,000 without the prior written approval of the Company.

III.    Notice

Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by recognized overnight courier or personally delivered (a) if to the Company, to its office at 1523 Bowman Road, Suite A, Little Rock, Arkansas, 72211. (b) if to BHP, to its office at 570 Lexington Avenue, New York, NY 10022. Attention: Jason Adelman, Managing Director.

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IV.     Confidentiality

Unless otherwise required by applicable law, no advice or opinion rendered by BHP, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without its prior written consent. In addition and unless otherwise required by applicable law, BHP may not be otherwise referred to without its prior written consent.

BHP agrees that all confidential information which it may now possess or may obtain relating to the business, financial condition, results of operations, business properties, assets or liabilities, or future prospects of the Company may not be published, disclosed or made accessible by it to any other person or any entity at any time or used by it without the written consent of the Company; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with this Agreement, or (c) to the extent such information shall be or shall otherwise become publicly available.

V.      Term

     BHP's engagement under this Agreement shall terminate the earlier of (i) such date that the Company has received and accepted valid subscription agreements and funds representing commitments to invest at least $2.8 million in the Financing as provided in Section I above, or (ii) thirty (30) days from the date of this Agreement.

VI.     Consulting Agreement

     In connection with the Company's future financing and marketing efforts, BHP agrees to serve as a consultant to the Company for a six-month term with compensation of $5,000 per month. As further compensation for the consulting services provided by BHP, BHP shall be entitled to warrants granting it the right to purchase 100,000 shares of the Company's common stock at $1.00 per share.

VII.    Indemnification

The Company shall indemnify and hold harmless BHP, its affiliates, directors, officers, partners, agents and controlling persons (collectively, "Indemnified Persons") from and against any and all losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") related to or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents, including, without limitation, any information furnished by the Company and made available directly or through BHP to any offeree of securities involved in the Financing or any of their representatives, or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or (B) otherwise related to or arising out of the engagement pursuant to this Agreement. The Company shall be entitled to seek reimbursement of any indemnity payments made hereunder if it is found that the Losses resulted primarily from the bad faith or gross negligence of any Indemnified Person, breach of this Agreement, or any Indemnified Person's failure to comply with any federal or state law.

The Company will reimburse each Indemnified Person for reasonable expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing the Agreement).

The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing the indemnification provisions under this Agreement, the Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim seeking Losses covered by this indemnification provision is brought by or against any Indemnified Person. The Company acknowledges that in


Amended and Rstated Agreement                                     March 19, 2004

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connection  with the engagement  pursuant to this Agreement you are acting as an independent contractor with duties owing solely to the Company. BHP AND CYOTMEDIX HEREBY AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT PURSUANT TO THIS AGREEMENT, BHP'S PERFORMANCE THEREOF OR THIS INDEMNIFICATION PROVISION.

These indemnification provisions shall apply to the engagement pursuant to the Agreement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of BHP's engagement hereunder.

VIII.   Miscellaneous

BHP is a division of Pali Capital Inc., a European American Investment Group Company. This Agreement shall remain in full force and effect as to BHP and the Company in the event that BHP becomes an independent entity. In connection with this engagement, BHP is acting as an independent contractor with duties owing solely to the Company. Each of BHP and the Company agrees that the other party has no fiduciary duty to it or its stockholders, officers and directors as a result of the engagement described in this Agreement. This Agreement, including the indemnification provisions provided in Section VI above, shall be under seal and governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and takes precedence over all prior agreements or understandings, whether oral or written, between BHP and the Company. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Accepted and Agreed:

Burnham Hill Partners               Cytomedix, Inc.

By:                             By:
    ------------------------        -------------------------
    Name:                           Name:
    Title:                          Title:


Amended and Rstated Agreement                                     March 19, 2004

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